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                                                                   EXHIBIT 99.1

[PRO ASSURANCE LOGO]                                                NEWS RELEASE

                                                  FOR MORE INFORMATION CONTACT:

                                                                FRANK B. O'NEIL
               SR. VICE PRESIDENT, CORPORATE COMMUNICATIONS & INVESTOR RELATIONS
                          800-282-6242 - 205-877-4461 - FONEIL@PROASSURANCE.COM


PROASSURANCE CLOSES PRIVATE OFFERING OF CONVERTIBLE SENIOR DEBENTURES BIRMINGHAM, AL -- (BUSINESS WIRE) -- July 7, 2003 - ProAssurance Corporation announced today that it has closed A private offering of $100 million of its 3.90% convertible senior debentures due 2023. This amount does not include an option granted to the initial purchasers to acquire additional debentures. The amount of additional debentures that may be acquired by the initial purchasers has been increased from $10 million to $35 million.

The offering has been made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933. ProAssurance intends to use the net proceeds of the offering to repay outstanding indebtedness under its existing term bank financing and for general corporate purposes. The debentures are convertible into shares of ProAssurance's common stock at an initial conversion price of $41.83. Holders of the debentures can require ProAssurance to repurchase the debentures on certain dates and upon the occurrence of specified events.

The securities to be offered have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities.

ABOUT PROASSURANCE
ProAssurance Corporation is a specialty insurer with more than $2.5 billion in assets and more than $630 million in gross written premiums. The Company was formed by the combination of Medical Assurance, Inc. and Professionals Group, Inc. in June 2001. As the nation's fourth largest writer of medical professional liability insurance, ProAssurance's subsidiaries, The Medical Assurance Company, Inc., Medical Assurance of West Virginia, Inc., ProNational Insurance Company and Red Mountain Casualty Insurance Company, Inc. are


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[PRO ASSURANCE LOGO]                                                NEWS RELEASE

recognized leaders in developing solutions which serve the needs of the evolving health care industry. ProAssurance is the tenth largest writer of personal auto coverage in Michigan through its subsidiary, MEEMIC Insurance Company. A. M. Best assigns a rating of "Excellent" to ProAssurance and its subsidiaries; Standard & Poor's assigns the Company's professional liability carriers a "Strong" rating.

CAUTION REGARDING FORWARD LOOKING STATEMENTS
This news release contains historical information as well as forward-looking statements that are based upon ProAssurance's estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "preliminary," "project," "should," "will," and similar expressions are intended to identify these forward-looking statements. There are numerous important factors that could cause actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that convey the Company's view of future events and trends in the medical professional liability insurance marketplace are expressly designated as Forward Looking Statements. The principal risk factors that may cause actual results to differ materially from those expressed in the forward-looking statements are described in various documents filed by ProAssurance Corporation with the Securities and Exchange Commission, including Form 10K for the year ended December 31, 2002 and Form 10Q for the most recent quarter. In view of the many uncertainties inherent in the forward-looking statements made in this document, the inclusion of such information should not be taken as representation by the Company or any other person that ProAssurance's objectives or plans will be realized. ProAssurance expressly disclaims any obligation to update or alter its forward looking statements whether as a result of new information, future events or otherwise, except as required by law.


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